Exhibit 99.1

WMIH CORP.

800 FIFTH AVENUE

SUITE 4100

SEATTLE, WA 98104

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41723-P07148	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WMIH CORP.
This proxy is solicited on behalf of the Board of Directors of WMIH Corp. If no choice is specified it will be voted in accordance with the Board’s recommendations.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:					☐	☐	☐

1.	Director Election

Nominees:

	01)	William C. Gallagher	05)	Michael J. Renoff
	02)	Diane B. Glossman	06)	Steven D. Scheiwe
	03)	Christopher Harrington	07)	Michael L. Willingham
	04)	Tagar C. Olson

The Board of Directors recommends you vote FOR the Stock Issuance Proposal, the Accountant Ratification Proposal, the Advisory Compensation Proposal and the WMIH Adjournment Proposal.										For	Against	Abstain

2.	To approve the issuance of 416,300,000 shares of WMIH Corp. Common Stock to be issued as a portion of the merger consideration pursuant to the Agreement and Plan of Merger, dated as of February 12, 2018, by and among WMIH Corp., Wand Merger Corporation and Nationstar Mortgage Holdings Inc. and of 21,197,619 shares of WMIH common stock in exchange for WMIH warrants (the “Stock Issuance Proposal”).									☐	☐	☐

3.	To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (the “Accountant Ratification Proposal”).									☐	☐	☐

4.	To approve, on an advisory basis, compensation of the Company’s named executive officers (the “Advisory Compensation Proposal”).									☐	☐	☐

5.	To approve one or more adjournments of the WMIH Corp. Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the stock issuance proposal (the “WMIH Adjournment Proposal”).									☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

E41724-P07148

WMIH CORP.

Annual Meeting of Stockholders

June 29, 2018 3:00 p.m. Eastern Daylight Time

This proxy is solicited by the Board of Directors

Please arrive 30 minutes in advance and present photo identification at the registration desk upon arrival.

The undersigned stockholder of WMIH Corp. (the “Company”) hereby appoints William C. Gallagher, Thomas L. Fairfield and Charles Edward Smith, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock of the Company held of record by the undersigned on May 21, 2018, at the Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036 on June 29, 2018 at 3:00 p.m. Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other business that may properly come before the Annual Meeting of Stockholders.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND “FOR” THE STOCK ISSUANCE PROPOSAL, THE ACCOUNTANT RATIFICATION PROPOSAL, THE ADVISORY COMPENSATION PROPOSAL AND THE WMIH ADJOURNMENT PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side